Exhibit 99.1

ProNAi Therapeutics Reports Third Quarter 2015 Results

Vancouver – Nov 5, 2015. ProNAi Therapeutics, Inc. (NASDAQ: DNAI), a clinical-stage oncology company pioneering a novel class of therapeutics based on its proprietary DNAi technology platform, today reported its financial and operational results for the third quarter of 2015.

“We recently announced the initiation of Brighton, a Phase 2 monotherapy trial evaluating our lead DNAi-based product candidate PNT2258 in approximately 50 patients with Richter’s transformation, a rare form of lymphoma with no approved treatments. We also continue to enroll patients in Wolverine, our Phase 2 monotherapy trial of PNT2258 in patients with relapsed or refractory diffuse large B-cell lymphoma, DLBCL, and we remain on track to report initial data from this trial in the second quarter of 2016,” said Dr. Nick Glover, President and CEO of ProNAi Therapeutics. “With these trials underway, we are now preparing planned Phase 2 trials of PNT2258 in combinations with other therapeutics in patients with earlier lines of DLBCL and anticipate initiating the first of these trials in the first half of 2016.”

Third Quarter 2015 Financial Results (all amounts reported in U.S. currency)

Total operating expenses for the three months ended September 30, 2015 were $11.0 million compared to $3.5 million for the three months ended September 30, 2014. Total operating expenses for the nine months ended September 30, 2015 were $24.4 million compared to $19.3 million for the nine months ended September 30, 2014. Total operating expenses include non-cash stock based compensation of $1.3 million and $1.9 million for three and nine months ended September 30, 2015 and of $0.1 million and $0.2 million for the three and nine months ended September 30, 2014.

For the three months ended September 30, 2015, ProNAi incurred a net loss of approximately $18.5 million, compared to a net loss of $4.0 million for the quarter ended September 30, 2014. For the nine months ended September 30, 2015, ProNAi incurred a net loss of $41.8 million compared to a net loss of $20.3 million for the nine months ended September 30, 2014. The net loss includes a non-cash charge related to the change in fair value of preferred stock warrants of $7.5 million and $17.4 million for the three and nine months ended September 30, 2015 and of $0.5 million and $1.0 million for the three and nine months ended September 30, 2014.

Research and development expenses increased to $8.3 million for the three months ended September 30, 2015 from $2.4 million for the three months ended September 30, 2014. Research and development expenses increased to $18.3 million for the nine months ended September 30, 2015 from $17.0 million for the nine months ended September 30, 2014. These increases were primarily due to expenses related to the continuation of our PNT2258 clinical trials, the manufacture of PNT2258 and an increase in personnel-related costs. Expenses for the nine months ended September 30, 2014 include a one-time $11.0 million milestone payment that was made to Novosom AG during the second quarter of 2014.

General and administrative expenses increased to $2.7 million for the three months ended September 30, 2015 from $1.0 million for the three months ended September 30, 2014. General and administrative expenses increased to $6.1 million for the nine months ended September 30, 2015 from $2.3 million for the nine months ended September 30, 2014. These increases were primarily due to increased personnel-related costs and professional fees incurred in support of activities as a public company and corporate growth.

At September 30, 2015, ProNAi had $157.3 million in cash and cash equivalents compared to $39.2 million in cash, cash equivalents and short-term investments at December 31, 2014.

At September 30, 2015, there were approximately 30,058,105 shares of common stock issued and outstanding and 3,314,159 options issued and outstanding.

About ProNAi Therapeutics

ProNAi Therapeutics is a clinical-stage oncology company pioneering a novel class of therapeutics based on its proprietary DNAi technology platform for patients with cancer and hematological diseases. ProNAi’s lead DNAi product candidate, PNT2258, is designed to treat cancers that overexpress BCL2, an important and validated oncogene known to be dysregulated in many types of cancer. ProNAi is pursuing a multi-faceted clinical development strategy designed to efficiently achieve regulatory approval and maximize the commercial opportunity of PNT2258. ProNAi is enrolling patients in “Wolverine”, a Phase 2 trial evaluating PNT2258 for the treatment of relapsed or refractory diffuse large B-cell lymphoma, and in “Brighton”, a Phase 2 trial evaluating PNT2258 for the treatment of Richter’s transformation. For more information, please visit www.pronai.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding ProNAi’s anticipated clinical development activities, including the design, timing and outcome of such activities. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that ProNAi may be unable to successfully develop and commercialize PNT2258 or any other future product candidates, PNT2258 may fail to demonstrate safety and efficacy or may not otherwise produce positive results,

ProNAi may experience delays in clinical trials, including due to difficulties enrolling patients, ProNAi’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, ProNAi’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, ProNAi may be unable to obtain and enforce intellectual property protection for its technologies and product candidates and the other factors described under the heading “Risk Factors” set forth in ProNAi’s filings with the Securities and Exchange Commission from time to time, including the Company’s reports filed with the Securities and Exchange Commission. ProNAi undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

PRONAI THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	September 30, 2015	December 31, 2014
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$157,308	$29,154
Short-term investments	—	10,010
Prepaid expenses and other current assets	1,280	561

Total current assets	158,588	39,725
Property and equipment, net	565	214
Other assets	203	626

TOTAL ASSETS	$159,356	$40,565

LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued liabilities	$2,913	$1,473
Accounts payable	849	622
Other current liabilities	38	—

Total current liabilities	3,800	2,095
Preferred stock warrant liabilities	—	1,810
Other liabilities	—	100

TOTAL LIABILITIES	3,800	4,005

Convertible preferred stock at liquidation preference	—	2,543
Redeemable convertible preferred stock at redemption value	—	141,832

STOCKHOLDERS’ EQUITY (DEFICIT):

Preferred stock	—	—
Common stock	30	2
Additional paid-in capital	678,255	—
Accumulated other comprehensive loss	—	(10)
Accumulated deficit	(522,729)	(107,807)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	155,556	(107,815)

TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$159,356	$40,565

PRONAI THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$8,295	$2,437	$18,329	$16,981
General and administrative	2,738	1,043	6,053	2,327

Total operating expenses	11,033	3,480	24,382	19,308

Loss from operations	(11,033)	(3,480)	(24,382)	(19,308)
Other income (expense), net:
Change in fair value of preferred stock warrants	(7,487)	(503)	(17,443)	(999)
Other income (expense)	29	22	48	55

Total other income (expense), net	(7,458)	(481)	(17,395)	(944)

Loss before provision for income taxes	(18,491)	(3,961)	(41,777)	(20,252)
Provision for income tax	14	—	25	—

Net loss	(18,505)	(3,961)	(41,802)	(20,252)
Adjustment to redemption value on redeemable convertible preferred stock	(222,130)	(5,591)	(374,015)	(44,866)
Series B and B-1 redeemable convertible preferred stock dividend	(5,543)	—	(5,543)	—
Series C and D redeemable convertible preferred stock dividend	(20,366)	—	(20,366)	—

Net loss attributable to common stockholders	$(266,544)	$(9,552)	$(441,726)	$(65,118)

Net loss per share attributable to common stockholders, basic and diluted	$(11.03)	$(9.37)	$(48.36)	$(69.95)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	24,167,238	1,019,553	9,133,978	930,922

Contact:

James Smith

Vice President of Corporate Affairs

ProNAi Therapeutics

604.558.6545

jsmith@pronai.com